Icahn Enterprises Announces Receipt of Special Dividend from CVR Energy Subsidiary and Increases Annual Distribution Policy to $5.00 per Depositary Unit

Investor Contacts:

SungHwan Cho, Chief Financial Officer

Peter Reck, Chief Accounting Officer

(212) 702-4300

For Release: May 29, 2013

New York, NY - Icahn Enterprises L.P. (NASDAQ:IEP) today announced that the Board of Directors of its general partner has increased its annual distribution policy from $4.00 per depositary unit to $5.00 per depositary unit, payable in either cash or additional depositary units, at the election of each depositary unit holder. The new distribution policy takes effect in the third quarter of 2013. Carl C. Icahn, the owner of approximately 99 million Icahn Enterprises units, stated that he will elect to receive the increase in additional depositary units for the foreseeable future. As a result, cash requirements for the increased dividend are not expected to be material.

On May 28, 2013, the Board of Directors of CVR Energy declared a special dividend of $6.50 per share payable on June 10, 2013. As the owner of approximately 82% of CVR Energy’s common stock, Icahn Enterprises will receive $462.8 million upon payment of the special dividend, bringing cumulative dividends from CVR Energy to $907.8 million since the beginning of 2013.

Carl C. Icahn, Chairman of Icahn Enterprises, stated, “I am very pleased with Icahn Enterprises’ results so far this year. We are committed to providing value to our shareholders and, at the same time, maintaining a strong and flexible balance sheet. ”

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Icahn Enterprises L.P., a master limited partnership, is a diversified holding company engaged in nine primary business segments: Investment, Automotive, Energy, Metals, Railcar, Gaming, Food Packaging, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period. This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.